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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in Amendment No. 1 to the Registration Statement (No. 333-18719) of Data Processing Resources Corporation on Form S-1 of our report on the financial statements of Leardata Info-Services, Inc. dated March 11, 1996, appearing in the Prospectus, which is part of this Registration Statement on Form S-1 of Data Processing Resources Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Dallas, Texas

January 6, 1997